EXHIBIT 99.1

First Choice Appoints New CFO to Help Lead Company Through Next Phase of Strategic Execution

First Choice Strengthens Executive Team with New CFO; CFO Brings Expertise in M&A, Strategic Planning, and Revenue Cycle Management

MELBOURNE, FL--(Marketwired – July 27, 2017) - First Choice Healthcare Solutions, Inc. (OTCQB: FCHS) ("FCHS," "First Choice" or the "Company"), one of the nation's only non-physician-owned, publicly traded healthcare services companies focused on the delivery of total musculoskeletal solutions with an emphasis on Orthopaedics and spine care, today announced that it has appointed Phillip J. Keller as its Chief Financial Officer, who assumed the position on July 24, 2017.

"As First Choice continues to mature into a nationally recognized name in the healthcare arena, we remain focused on taking the necessary steps to drive shareholder value for years to come. While we’re certainly encouraged by our early success, we have much work to do at both the operational level as well as in preparation to up-list our shares to a national exchange,” stated Chris Romandetti, President and Chief Executive Officer of First Choice. “Phillip Keller, with his extensive background in healthcare and proven ability to deliver results within a public company setting, is the ideal man for the job. During our extensive interview process, which took First Choice on a national search for a CFO, Mr. Keller stood out as a CFO that had aspirations which aligned with ours and brought the skill set necessary to get the job done. We are excited to have him onboard.”

From 2014 through 2015, Mr. Keller served as SVP of Finance and CFO of RehabCare Inc., a provider of physical, occupational and speech-language rehabilitation services to hospitals, skilled nursing facilities and home care settings in 47 states across the U.S. Prior to joining RehabCare Inc. in 2014, Mr. Keller served as SVP of Finance of PharMerica, Inc. (NYSE: PMC), an institutional pharmacy servicing skilled nursing and assisted living facilities, hospitals and other long term alternative care facilities. Other previous executive posts have included SVP of Finance and Principal Accounting Officer of BioScrip, Inc. (NASDAQ: BIOS).

In hiring Mr. Keller, First Choice acquires expertise in corporate finance and accounting, SEC compliance, financial planning and analysis, Sarbanes Oxley and internal auditing, treasury management, debt restructuring, and revenue cycle management.

“I’m excited to have joined First Choice. While many might think that it was First Choice’s early growth that attracted me to the enterprise, it was actually the rare opportunity to be able to join a company that can potentially revolutionize the delivery of a complete orthopaedic and spine care platform within the industry,” said Phillip Keller, newly appointed CFO of First Choice. “Over the next few months, I will work closely with management to identify our greatest opportunities for growth, to identify additional areas for unlocking the profit potential of the business, and to identify areas where we can maximize value for our shareholders. I look forward to getting started.”

About First Choice Healthcare Solutions, Inc.
Headquartered in Melbourne, Florida, First Choice Healthcare Solutions (FCHS) is implementing a defined growth strategy aimed at expanding its network of non-physician-owned medical centers of excellence, which concentrate on treating patients in the following specialties: Orthopaedics, Spine Surgery, Neurology, Interventional Pain Management and related diagnostic and ancillary services in key expansion markets throughout the Southeastern U.S. Serving Florida's Space Coast, the Company's flagship integrated platform currently administers over 100,000 patient visits each year and is comprised of First Choice Medical Group, The B.A.C.K. Center and Crane Creek Surgery Center. For more information, please visit www.myfchs.com, www.myfcmg.com, www.thebackcenter.net and www.cranecreeksurgerycenter.com.

Safe Harbor Statement
Certain information set forth in this news announcement may contain forward-looking statements that involve substantial known and unknown risks and uncertainties. These forward-looking statements are subject to numerous risks and uncertainties, certain of which are beyond the control of First Choice Healthcare Solutions, Inc. Such forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management beliefs and certain assumptions made by its management. Readers are cautioned that the assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, undue reliance should not be placed on forward-looking statements. Information concerning factors that could cause the Company's actual results to differ materially from those contained in these forward-looking statements can be found in the Company's periodic reports on Form 10-K and Form 10-Q, and in its Current Reports on Form 8-K, filed with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise to reflect future events or circumstances or reflect the occurrence of unanticipated events.

CONTACT INFORMATION

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Mike Cole
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